SHAREHOLDERS AGREEMENT


                      SHAREHOLDERS AGREEMENT dated as of January 31, 1997 among XPEDITE SYSTEMS, INC., a Delaware corporation (the "COMPANY"); DAVID EPSTEIN, an individual, STUART EPSTEIN, an individual, ROBERT EPSTEIN, an individual (collectively, the "EPSTEINS"); APA EXCELSIOR III, L.P., a Delaware limited partnership, COUTTS & CO. (JERSEY), CUSTODIAN FOR APA EXCELSIOR III/OFFSHORE, L.P., a Channel Islands corporation, CIN VENTURE NOMINEES, LTD., a United Kingdom corporation and APA/FOSTIN PENNSYLVANIA VENTURE CAPITAL FUND, L.P., a New York limited partnership (collectively, the "PATRICOF SHAREHOLDERS" and together with the Epsteins, the "CONTROLLING SHAREHOLDERS").


                               W I T N E S S E T H
                               - - - - - - - - - -


                    WHEREAS, the Controlling Shareholders own an aggregate of approximately 34% of the issued and outstanding common stock, par value $.01 per share (the "Common Stock") of the Company; and

                    WHEREAS, the Board of Directors (the "Board") of the Company wishes to ensure that, in connection with any sale of shares of Common Stock by two or more of the Controlling Shareholders, or one or more of the Controlling Shareholders along with City Trading Corporation, European Trading Corporation, 11313 Yukon Corporation or any other holder of Common Stock whose activities are under the management of Paul Leslie Hammond (individually, a "Thai Investor" and, collectively, the "Thai Investors") all shareholders of the Company have an opportunity to participate in such sale, in view of the fact that such a sale may involve a "control premium".

                    NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

                    1. TRADER OFFER . In the event of a proposed transfer, sale or other disposition of more than twenty-five percent (25%) of the issued and outstanding shares of the Common Stock (the number of shares proposed to be sold, transferred or otherwise disposed of, hereinafter, the "Proposed Sale Shares") by two or more of the Controlling Shareholders or one or more of the Controlling Shareholders along with one or more of the Thai Investors (a "Transfer") to




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any individual,  corporation,  general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or governmental body (each, a "Person") or group of Persons other than another Controlling Shareholder or group of Controlling Shareholders, whether in an individual transaction or in a series of related transactions (collectively, the "Proposed Transfer"):

                               (a)     the Proposed Transferee shall be required
to commence a tender offer (the "Offer") to purchase from the shareholders of the Company other than the Controlling Shareholders (the "Non-Controlling Shareholders") their aggregate pro rata portion (determined as the total number of shares of Common Stock outstanding (on a fully diluted basis) held by the Non-Controlling Shareholders divided by the total number of shares of Common Stock outstanding (on a fully diluted basis)), of the Proposed Sale Shares (the Non- Controlling Shareholders' pro rata portion of the Proposed Sale Shares, hereinafter, the "NCS Portion"), at the same price and upon terms and conditions substantially similar (but not less favorable) to those pursuant to which the Proposed Transferee proposes to purchase shares of Common Stock from the Controlling Shareholders. Such Offer shall be made in accordance with Regulation 14D and Regulation 14E (the "Tender Offer Rules") promulgated under the Securities Exchange Act of 1934, as amended;

                               (b)      with respect to the Proposed Sale Shares
which are not required to be the subject of the Offer (i.e., the Proposed Sale Shares other than the NCS Portion, which shall hereinafter be referred to as the "CS Portion"), the Proposed Transferee may complete its acquisition of such CS Portion at any time as long as the Proposed Transferee has (i) provided to the Board written evidence reasonably satisfactory to the Board to the effect that the Proposed Transferee has obtained financing commitments in amounts sufficient to enable the Proposed Transferee to complete the purchase of the NCS Portion and (ii) executed and delivered to the Company a binding commitment, in form and substance reasonably satisfactory to the Board, to complete the Offer and to purchase a number of shares of Common Stock which is at least equal to the NCS Portion tendered pursuant thereto;

                               (c)        the Board shall (i) cooperate with the
Proposed Transferee in connection with the dissemination of the Offer, (ii) evaluate and respond to such Offer in accordance with the Tender Offer Rules and its fiduciary duties to the shareholders of the Company and (iii), subject to the Board's fiduciary duties to the shareholders of the

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Company, take such steps as may be required by ss.203 of the General Corporation
Law of the State of Delaware in order to enable the Proposed Transferee to acquire and enjoy the benefits of ownership of the Proposed Sale Shares; and


                               (d)    to the extent a number of shares less than
the NCS Portion is tendered pursuant to the Offer, following the expiration of the Offer the Proposed Transferee shall be entitled to purchase form the Controlling Shareholders a number of shares equal to the number of shares in the NCS Portion which were not tendered by the Non-Controlling Shareholders.

                    2. REMEDIES. The parties agree and acknowledge that money damages would not be an adequate remedy for breach of the provisions of this Agreement and that any party hereto shall be entitled, in its sole discretion, to apply to any court of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement, in addition to its remedies at law.

                    3. TRANSFER AGENT. The parties agree and acknowledge that the Company shall have the right to instruct the Company's transfer agent not to effect any transfer of shares of Common Stock held by the Controlling Shareholders or the Thai Investors if such transfer would violate any provision of this Agreement.

                    4. NOTICES. Any notice given pursuant to this Agreement shall be in writing and shall be either personally delivered, sent by telex or facsimile (with confirmation by certified mail, return receipt requested), by a nationally recognized overnight courier or mailed by certified mail, return receipt requested:

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                      To the Company:

                               Xpedite Systems, Inc.
                               446 Highway 35
                               Eatontown, New Jersey  07724
                               Attention:  President

                      with a copy to:

                               Paul, Hastings, Janofsky & Walker
                               399 Park Avenue
                               New York, New York  10022-4697
                               Attention:  Neil A. Torpey


and to any of the  Controlling  Shareholders  at such address as is indicated in
Schedule 1 attached hereto or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by courier, facsimile or telex or five (5) days after being mailed.

                    5. MODIFICATION, AMENDMENT, WAIVER. No modification, amendment or waiver of any provision of this Agreement shall be effective unless approved in writing by the parties hereto. The failure of any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of the party thereafter to enforce the provisions of this Agreement in accordance with its terms.

                    6. TERM; COMPLETE AGREEMENT. This Agreement shall terminate on July 1, 1998. This document embodies the complete agreement and understanding between and among the parties hereto with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof.

                    7. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

                    8. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same Agreement.

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                    9. APPLICABLE  LAW. All questions  concerning this Agreement will be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                    10. ACKNOWLEDGEMENT. The parties hereto acknowledge that the arrangements among them set forth herein have been entered into in lieu of the adoption by the Company of alternative measures that were contemplated by the Board (which measures included the adoption of a "poison pill").


                                     * * * *

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                    IN WITNESS  WHEREOF,  the parties  hereto have  executed and delivered this Agreement as of the date first above written.


                                          XPEDITE SYSTEMS, INC.


                                      By: --------------------------------------
                                                    Title:


                                      ------------------------------------------
                                      David Epstein


                                      ------------------------------------------
                                      Stuart Epstein


                                      ------------------------------------------
                                      Robert Epstein



                                      APA EXCELSIOR III, L.P.

                                      By:      APA Excelsior III Partners, L.P.
                                               General Partner

                                               By: -----------------------------
                                                       Name:
                                                       Title:


                                      COUTTS & CO. (JERSEY), LTD.,
                                      CUSTODIAN FOR APA EXCELSIOR
                                      III/OFFSHORE, L.P.

                                      By:      APA Excelsior III Partners, L.P.
                                               General Partner

                                               By: -----------------------------
                                                       Name:
                                                       Title:






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                                      CIN VENTURE NOMINEES LTD.

                                      By:      Patricof & Co. Ventures, Inc.
                                               Investment Manager

                                               By: ----------------------------
                                                       Name:
                                                       Title:



                                      APA/FOSTIN PENNSYLVANIA VENTURE
                                      CAPITAL FUND, L.P.

                                      By:      APA Pennsylvania Partners, a
                                               New York partnership
                                               General Partner

                                               By: ----------------------------
                                                       Name:
                                                       Title:

                                   SCHEDULE 1

                  NAME AND ADDRESS OF CONTROLLING SHAREHOLDERS
                  --------------------------------------------

David Epstein
David Epstein & Associates
830 Post Road East
Westport, CT  06880

Stuart Epstein
Cohen & Wolf, P.C.
595 Summer Street
Stamford, CT  06901

Robert Epstein
Epstein, Fogerty, Cohen & Selby
88 Field Point Road
Greenwich, CT  06836

APA Excelsior III, L.P.
Coutts & Co. (Jersey), Custodian for
  APA Excelsior III/Offshore, L.P.
CIN Venture Nominees, Ltd.
APA/Fostin Pennsylvania Venture Capital Fund, L.P.
c/o Patricof & Co. Ventures, Inc.
445 Park Avenue
New York, NY  10022